EXHIBIT 21
Subsidiaries of the Company

Subsidiary	Jurisdiction of Incorporation
EPT DownREIT, Inc.	Missouri
EPT DownREIT II, Inc.	Missouri
3 Theatres, Inc.	Missouri
Megaplex Holdings, Inc.	Missouri
Megaplex Nine, Inc.	Missouri
Cantera 30, Inc.	Delaware
Cantera 30 Theatre, L.P.	Delaware
Megaplex Four, Inc.	Missouri
Westcol Holdings, LLC	Delaware
Westcol Theatre, LLC	Delaware
Westcol Center, LLC	Delaware
Westcol Corp	Delaware
Theatre Sub, Inc.	Missouri
30 West Pershing, LLC	Missouri
EPR Hialeah, Inc.	Missouri
Flik, Inc.	Delaware
Flik Depositor, Inc.	Delaware
Tampa Veterans 24, Inc.	Delaware
Tampa Veterans 24, L.P.	Delaware
EPT New Roc GP, Inc.	Delaware
EPT New Roc, LLC	Delaware
New Roc Associates, L.P.	New York
EPR Canada, Inc.	Missouri
EPR North Trust	Delaware
Kanata Entertainment Holdings, Inc.	New Brunswick
Oakville Entertainment Holdings, Inc.	New Brunswick
Mississauga Entertainment Holdings, Inc.	New Brunswick
Whitby Entertainment Holdings, Inc.	New Brunswick
EPT Melbourne, Inc.	Missouri
EPR TRS Holdings, Inc.	Missouri
EPR TRS I, Inc.	Missouri
EPR TRS II, Inc.	Missouri
EPT Kalamazoo, Inc.	Missouri
EPR Metropolis Trust	Delaware
Metropolis Entertainment Holdings, Inc.	New Brunswick
EPT Crotched Mountain, Inc.	Missouri
EPT Mad River, Inc.	Missouri
EPT Boise, Inc.	Delaware
EPT Deer Valley, Inc.	Delaware
EPT Hamilton, Inc.	Delaware
EPT Little Rock, Inc.	Delaware

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Subsidiary	Jurisdiction of Incorporation
EPT Pompano, Inc.	Delaware
EPT Raleigh Theatres, Inc.	Delaware
Burbank Village, Inc.	Delaware
Burbank Village, L.P.	Delaware
EPT Pensacola, Inc.	Missouri
Exit 108 Entertainment, LLC	Alabama
EPT Waterparks, Inc.	Missouri
Westminster Promenade Owners Association, LLC	Colorado
EPT Davie, Inc.	Delaware
EPT Aliso Viejo, Inc.	Delaware
EPT Hurst, Inc.	Delaware
EPT Mesa, Inc.	Delaware
Suffolk Retail, LLC	Delaware
EPT Auburn, Inc.	Delaware
EPT Biloxi, Inc.	Delaware
Pompano Retail, Inc.	Delaware
EPT Columbiana, Inc.	Delaware
EPT Modesto, Inc.	Delaware
EPT Wilmington, Inc.	Delaware
EPT Arroyo, Inc.	Delaware
EPT Hoffman Estates, Inc.	Delaware
EPT Fresno, Inc.	Delaware
EPT Lafayette, Inc.	Delaware
EPT Macon, Inc.	Delaware
EPT Huntsville, Inc.	Delaware
EPR North II Holdings, Inc.	New Brunswick
VinREIT, LLC	Delaware
EPT East, Inc.	Missouri

101